                                                                     Exhibit A
                                                                     ---------


                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)
                          ----------------------------

         The undersigned acknowledge and agree that the foregoing Statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.


                                             By: /s/ Jay R. Petschek
                                             -----------------------
                                             Jay R. Petschek


                                             CORSAIR MANAGEMENT COMPANY, INC.

                                             By: /s/ Jay R. Petschek
                                             -----------------------
                                             Name: Jay R. Petschek
                                             Title: President


                                             CORSAIR MANAGING PARTNERS

                                             By: Corsair Management
                                                 Company, Inc., a general
                                                 partner

                                             By: /s/ Jay R. Petschek
                                             -----------------------
                                             Name: Jay R. Petschek
                                             Title: President